UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

XINDA DBA

TRIBAL RIDES INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-56366	37-1758469
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

26060 Acero, Mission Viejo, CA 92691

(Address of principal executive offices, including zip code)

949-434-7259

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 31, 2024, per Asset Purchase Agreement, Tribal Rides International Corp. (“Seller”, “Company”, “we”, or “us”) sold to Boumarang Inc. (“Buyer”) all of the owned intellectual property and its application of as defined in patents, including U.S. Patent No. 9,984,574 and U.S. Patent No. 11,217,101, along with all associated intellectual property rights, trade secrets, customer lists, prototypes, software, applications, registrations, corresponding documentation, and the trade, business name, telephone number and listing, goodwill, and all other intangible asset, hereinafter, the "Assets." The purchase price for the assets is $5,000,000, paid in 2,906,977 common stock Boumarang stock (“Shares”).

The foregoing description of the Asset Purchase Agreement with the Seller does not purport to be complete. It is qualified in its entirety by reference to the full text of the document, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Asset Purchase Agreement dated December 31, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tribal Rides International Corp.

Date: February 5, 2025	By:	/s/ Joseph Grimes
Joseph Grimes, Chief Executive Officer

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